FIRST PULASKI NATIONAL CORPORATION
                           PULASKI, TENNESSEE

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE HOLDERS OF COMMON STOCK:

     Notice is hereby given that pursuant to call of its Directors, the regular annual meeting of the shareholders of First Pulaski National Corporation of Pulaski, Tennessee, will be held in the Cox and Curry Center of the First National Bank at 206 South First Street, Pulaski, Tennessee on Thursday, April 29, 1999, at 1:00 P.M. CDT for the purpose of considering and voting on the following matters:

     (1) The election as Directors of the nineteen (19) persons named in the accompanying Proxy Statement dated April 7, 1999.

     (2) Ratification of the selection of the Certified Public
     Accounting Firm of Putman and Hancock, Certified Public
     Accountants, for professional services for the current year, and

     (3) Any other business that properly may be brought before the meeting or any adjournment or adjournments thereof.

     Only those shareholders of record at the close of business on March 22, 1999, shall be entitled to Notice of Meeting and to vote at the annual meeting or any adjournment thereof.

By order of the Board of Directors



/s/ James T. Cox
James T. Cox
Acting Chairman

                   FIRST PULASKI NATIONAL CORPORATION
                            PROXY STATEMENT


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the First Pulaski National Corporation (the "Corporation") to be voted at the annual meeting of the shareholders of the Corporation or any adjournment or adjournments thereof, to be held on April 29, 1999, at the time and place and for the purposes set forth in the accompanying notice. A proxy may be revoked by the shareholder at any time prior to its use by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. This proxy statement and the accompanying form of proxy have been mailed on or about April 7, 1999, to holders of the Corporation's common stock as of March 22, 1999.

     The Corporation's principal executive office is located in the First National Bank Building at 206 South First Street, Pulaski, Tennessee, 38478.

     Proxies may be solicited by mail. All costs will be borne by the Corporation. The Corporation does not anticipate paying any compensation to any party other than its regular employees (and then only regular salaries plus expenses) for the solicitation of proxies.

     The shares represented by such proxies will be voted in accordance with the choices specified therein. If no choice has been specified, the shares will be voted for the election of the nominees named herein as directors and for the ratification of the selection of Putman and Hancock, Certified Public Accountants of Fayetteville, Tennessee, as the Corporation's independent auditors for the current year. The Board of Directors of the Corporation does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy (who are directors of the Corporation) intend to vote or act with respect to any other proposal which may be properly presented for action, according to their best judgment unless the proxy provides otherwise for the withholding of discretionary authority.

     As of March 22, 1999, the Corporation had outstanding 1,574,065 shares of its $1 par value common stock, held by 1,382 shareholders of record. Holders of its Common Stock are entitled to one vote for each share of common stock held on all matters to come before the meeting. Only shareholders of record at the close of business on March 22, 1999 are entitled to vote at the meeting or any adjournment thereof.

     The affirmative vote of a plurality of the votes cast is required for the election of the nominees as directors. The affirmative vote of a majority of the shares represented at the meeting is required for ratification of the selection of the independent auditors.

     "Abstentions" and "Non Votes" are counted as "present" in determining whether a quorum is present. A non vote occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                        SECURITY OWNERSHIP OF CERTAIN
                        -----------------------------
                      BENEFICIAL OWNERS AND MANAGEMENT
                      --------------------------------

     The following table sets forth information concerning (i) persons who are the beneficial owners of more than 5% of Common Stock (its only class of voting securities) and (ii) the beneficial ownership of the Corporation's common stock by all directors and Executive Officers of the Corporation as a group (20 persons). Information concerning beneficial ownership of the Corporation's directors and nominees and executive officers of the Corporation is set forth in the table under the section of this Proxy Statement entitled "Election of Directors" (the "Directors' Table"). The information shown below is as of March 22, 1999, and is based on the Corporation's stock records or the ownership data filed with the Securities and Exchange Commission.

_______________________________________________________________________
TITLE OF        NAME AND ADDRESS          AMOUNT AND NATURE    PERCENT
CLASS           OF BENEFICIAL             OF BENEFICIAL        OF CLASS
                OWNER                     OWNERSHIP
_______________________________________________________________________
Common stock    First National Bank           81,348 (1)         5.17
                of Pulaski, Tennessee
                Profit Sharing Plan
                P. O. Box 289
                Pulaski, TN  38478

Common stock    All Directors and
                Executive Officers
                (20 persons)                 286,667            18.87

(1) The First National Bank of Pulaski, Tennessee Profit Sharing Plan owns 81,348 shares of Common Stock. First Farmers and Merchants National
Bank of Columbia, Tennessee acts as the Trustee for the Profit Sharing
Plan and in such capacity has the authority to vote these shares of Common Stock.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
            -------------------------------------------------------

     Pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended, the Corporation's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC").
These persons are also required by SEC regulations to furnish the Corporation with copies of these reports. Specific due dates for these reports have been established and the Corporation is required to report any failure to file by these dates. Based solely on a review of the reports furnished to the Corporation and written representations from the Corporation's directors and executive officers, the Corporation believes that all of these filing requirements were satisfied by the Corporation's directors, executive officers and ten percent (10%) holders during the 1998 fiscal year.

                                PROPOSAL NO. 1
                                --------------
                            ELECTION OF DIRECTORS
                            ---------------------

     The By-Laws of the Corporation currently state that the Board of Directors shall consist of not less than five (5) nor more than thirty-five (35) members.

     The persons herein named will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the proxy to vote the shares covered thereby for the nominees designated by the Board of Directors as listed below.

     The following table sets forth certain information concerning each person nominated for election as a director. Management of the Corporation believes that each of the individuals named below intends to vote their shares of Common Stock in favor of election of the nominees for director and ratification of the selection of Putman and Hancock, Certified Public Accountants as the Corporation's auditors. Except as otherwise indicated, management of the Corporation believes that each such person holds sole voting and investment power with respect to the number of shares of Common Stock indicated.

------------------------------------------------------------------------
NOMINEES   AGE   SERVED    SHARES OF      % OF    PRINCIPAL
                 AS        COMMON STOCK   CLASS   OCCUPATION
                 DIRECTOR  BENEFICIALLY   OWNED   OR EMPLOYMENT
**               SINCE     OWNED AS               FOR LAST FIVE
                           OF 3/22/99             (5) YEARS
------------------------------------------------------------------------

David E.    45   4/22/93    4,950 (1)*    0.31    President, Bagley &
Bagley                                            Bagley Ins., Inc.

Johnny      63  10/19/81   21,130 (2)*    1.34    Owner, Davis &
Bevill                                            Eslick Market

James K.    56   4/07/83   10,730 (3)*    0.68    Owner, Lairdland Farm
Blackburn,                                        Real Estate Broker
IV

Wade        35   4/20/95    4,250 (4)     0.27    Owner,Wash Master Car
Boggs                                             Washes

James H.    52   4/05/84    6,350 (5)*    0.40    Real Estate Agent,
Butler                                            Butler Realty

Thomas L.   67  10/19/81   26,645 (6)*    1.69    President, Cardin
Cardin                                            Distributing Co.,Inc.

--------------------------------------------------------------------------
NOMINEES   AGE   SERVED    SHARES OF      % OF    PRINCIPAL
                 AS        COMMON STOCK   CLASS   OCCUPATION
                 DIRECTOR  BENEFICIALLY   OWNED   OR EMPLOYMENT
**               SINCE     OWNED AS               FOR LAST FIVE
                           OF 3/22/99             (5) YEARS
--------------------------------------------------------------------------

Joyce F.    67   4/01/82    7,000 (7)     0.44    Retired Vice-
Chaffin                                           President, First
                                                  National Bank

James T.    61    Never     7,599 (8)(8a) 0.48    Vice-President,
Cox               Served                          First National Bank

Parmenas    87  10/19/81   27,877 (8)(9)* 1.77    Retired Senior
Cox                                               Chairman of the
                                                  Board, First National
                                                  Bank

Gregory G.  49   4/22/93    5,580 (10)    0.35    Dentist
Dugger

Charles D.  44   4/22/93   15,850 (11)    1.01    Physician
Haney

Morris Ed   68   4/07/83   19,434 (12)*   1.23    President,
Harwell                                           Harwell Enterprises,
                                                  Inc.

James Rand  62   4/07/83   13,040 (13)    0.83    Owner,
Hayes                                             Hayes Properties

D. Clayton  74  10/19/81   53,000 (14)    3.37    Retired, Attorney at
Lee                                               Law

Kenneth R.  69  10/19/81   13,590 (15)    0.86    Retired Plant
Lowry                                             Superintendent,
                                                  Genesco, Inc.,
Pulaski, TN

Beatrice        10/19/81   17,705 (16)    1.12    Real Estate
McElroy                                           Investments

William A.  66   4/04/91    4,750 (17)    0.30    Owner, McNairy's
McNairy                                           Flowerama & Gifts,
                                                  Farmer

W. Harwell  64  10/19/81   38,775 (18)*   2.46    Physician
Murrey

Bill        54   4/04/91    4,750 (19)*   0.30    Farmer
Yancey

 (1) Shares held by Raymond James & Associates for benefit of David
Bagley.

 (2) Includes 10,565 shares held by wife.

 (3) Includes 1,730 shares held by wife and 2,250 shares available but unexercised subject to the 1994 Stock Option Plan for Outside
Directors.

 (4) Includes 1,915 shares held by wife and 420 shares held with father, who is now deceased.

 (5) Includes 4,922 shares held jointly with wife, 450 shares held jointly with three children and 978 shares available but unexercised subject to the 1994 Stock Option Plan for Outside Directors.

 (6) Includes 11,365 shares held by Raymond James & Associates for benefit of Thomas L. Cardin IRA, 2,500 shares held by James Clarence
Cardin Testamentary Trust, 2,345 shares held by wife, and 2,580 shares held by mother, who is now deceased.

 (7) Includes 3,375 shares held by husband and 1,000 shares available but unexercised subject to the 1994 Stock Option Plan for Outside
Directors.

 (8) Parmenas Cox is the father of James T. Cox.

 (8a) Includes 432 shares held by wife and 250 shares held by Smith Barney for benefit of James T. Cox IRA.

 (9) Held individually.

(10) Includes 100 shares held jointly with wife as Trustee for child and 1,665 shares held by Raymond James & Associates for benefit of Gregory G. Dugger IRA.

(11) Includes 5,240 shares held jointly with wife, 300 shares held jointly with wife as Trustee for three children, and 10,310 shares held in trust for employees of Physicians and Surgeons, Inc.

(12) Includes 100 shares held by wife and 1,000 shares held by Raymond
James & Associates for benefit of Morris Ed Harwell.

(13) Includes 6,520 shares held by wife.

(14) Includes 28,090 shares held by wife and 1,000 shares available but unexercised subject to the 1994 Stock Option Plan for Outside
Directors.

(15) Includes 7,040 shares held jointly with wife and 250 shares available but unexercised subject to the 1994 Stock Option Plan for Outside Directors.

(16) Includes 540 shares held by husband, 1,059 shares held jointly with husband, 12,406 shares held jointly with two children and 2,640 shares held as trustee for two children.

(17) Includes 1,000 shares held jointly with wife and 3,750 shares available but unexercised subject to the 1994 Stock Option Plan for Outside Directors.

(18) Includes 17,475 shares held by wife, 10,310 shares held in trust for employees of Physicians & Surgeons, Inc. and 1,091 shares available but unexercised subject to the 1994 Stock Option Plan for Outside
Directors.

(19) Held jointly with wife.

 *     Serves on the Board of Directors of First National Bank of Pulaski,
Tennessee.

**     Robert M. Curry served as Chairman of the Board and CEO of the
Corporation and the Bank until his resignation on August 11, 1998. Mr. Curry, age 49, beneficially owns 18,547 shares of Common Stock, which constitutes 1.18% of the class owned. This amount includes 7,780 shares held jointly with his wife, 6,180 shares held jointly with two brothers as partners, and 730 held jointly as Trustee for four children.


     The By-Laws of the Corporation restrict nomination of persons to serve as directors as follows:

     Any stockholder who intends to nominate or cause to be nominated any candidate for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, shall make such intention known by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation within the time periods set forth in Rule 14a-8(a)(3) enacted pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"}. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. Any nominations for directors not in accordance with this requirement may be disregarded by the Chairman of the meeting, and upon instruction by the Chairman, votes cast for each such nominee shall be disregarded.

     Unless directed otherwise by the shareholders, the enclosed proxy will be voted for the election of the nominees for Directors listed. Management of the Corporation has no reason to believe at this time that the persons so nominated will be unable or will decline to serve if elected. As set forth in the By-Laws of the Corporation, the President is authorized to vote shares held by the Corporation in other corporations and in said capacity the President of the Corporation will elect the Board of Directors of First National Bank of Pulaski (the "Bank"), the Corporation's wholly owned subsidiary.

                   DESCRIPTION OF THE BOARD & COMMITTEES
                   -------------------------------------

     The Corporation does not have a standing audit, nominating or compensation committee. Because the Corporation is a one-bank holding company, decisions regarding audit, nomination of executive officers and the compensation of executive officers are made by the Audit or Compensation and Nominations Committees of the Board of Directors of the Bank, as appropriate, subject to the approval of the Board of Directors of the Bank and of the Board of Directors of the Corporation as a whole. The Board of Directors of the Corporation holds regular meetings every quarter and special meetings as called.

     Members of the Bank's Compensation and Nominations Committee are Johnny Bevill, Thomas L. Cardin, and W. Harwell Murrey, none of whom are employed either by the Corporation or the Bank. The Compensation and Nominations Committee held two (2) meetings during 1998.

     Members of the Bank's Audit Committee include David E. Bagley, Johnny Bevill, James K. Blackburn, Thomas L. Cardin, and Morris Ed Harwell. The Audit Committee met seven (7) times during 1998.

     During the fiscal year ended December 31, 1998 the Board of Directors held an organizational meeting after the annual shareholders meeting, four (4) regular meetings and ten (10) specially called meetings. The Board of Directors has three (3) standing committees, (1) one which administers the First Pulaski National Corporation 1997 Stock Option Plan, (2) one which administers the First Pulaski National Corporation 1994 Employee Stock Purchase Plan, and (3) one which administers the First Pulaski National Corporation 1994 Stock Option Plan for Outside Directors. Of the fifteen (15) meetings of the Board of Directors held during 1998, Joe Dunavant missed five (5) meetings, Charles D. Haney missed nine (9) meetings and D. Clayton Lee missed four
(4) meetings. No other incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors. All of the Directors who serve on the Board of Directors of the Corporation's subsidiary, First National Bank of Pulaski, also serve on the Corporation's Board of Directors.


                          EXECUTIVE COMPENSATION
                          ----------------------

     The table on the following page summarizes the compensation paid or accrued by the Corporation during the fiscal years 1998, 1997 and 1996 for (i) the Chief Executive Officer of the Corporation, (ii) the President of the Corporation and (iii) other executive officers of the Corporation whose total compensation exceeds $100,000 (collectively, the "Named Executive Officers"):

                        SUMMARY COMPENSATION TABLE

NAME AND             FISCAL     ANNUAL COMPENSATION       ALL OTHER
PRINCIPAL POSITION   YEAR     SALARY (1)     BONUS     COMPENSATION (2)
-----------------------------------------------------------------------
Robert M. Curry       1998     $ 93,480   $  2,411        $ 14,470
 Chief Executive      1997     $120,557   $  8,350        $ 19,049
 Officer of the       1996     $116,511   $  6,904        $ 18,307
 Corporation

William R. Horne      1998     $134,900   $  4,776        $ 20,856
 President of the     1997     $120,557   $  8,350        $ 19,362
 Corporation          1996     $116,511   $  6,927        $ 18,278

Glen Lamar            1998     $107,147   $  3,678        $ 15,951
 Secretary/           1997     $ 99,763   $  7,200        $ 15,533
 Treasurer of the     1996     $ 96,323   $  5,732        $ 14,629
 Corporation

(1) Includes for the fiscal years 1998, 1997 and 1996 respectively, directors' fees in the amount of $6,700, $11,600 and $10,725 for Mr.
Curry, $13,800, $11,600 and $10,725 for Mr. Horne, and $13,700, $11,600
and $10,725 for Mr. Lamar.

(2)     Represents for the fiscal years 1998, 1997 and 1996 respectively, (i)
Corporation contributions to a defined contribution plan in the amount of $13,252, $17,203 and $16,597 for Mr. Curry, $18,701, $17,345 and $16,683
for Mr. Horne, and $18,701, $14,039 and $13,464 for Mr. Lamar; (ii) premiums paid by the Corporation with respect to life insurance policies on the life of the Named Executive Officers payable to beneficiaries designated by the Named Executive Officers of $1,042, $1,452 and $1,431
for Mr. Curry, $2,155, $2,017 and $1,595 for Mr. Horne, $1,552, $1,494
and $1,165 for Mr. Lamar; and (iii) interest paid by the Bank (for which the Named Executive Officers serve as Executive Officers) on loans to the Named Executive Officers arranged by the Bank, the proceeds of which were used to purchase Common Stock of the Corporation, in the amount of $176, $394 and $279 for Mr. Curry.


                       BOARD COMPENSATION COMMITTEE
                       ----------------------------

     The Corporation does not have a compensation committee. Because the President, the Chairman, and the current Chief Executive Officer of the Corporation are also employees of the Bank, and because former Chief Executive Officer Mr. Curry was also an employee of the Bank, matters of executive compensation, including bonuses, are determined by the Compensation and Nominations Committee of the Board of Directors of the Bank, subject to the approval of the Board of Directors of the Bank and of the Board of Directors of the Corporation.

     In setting the 1998 Compensation of Robert M. Curry, who served as the Bank's and the Corporation's Chief Executive Officer until August 11,
1998, the Compensation and Nominations Committee of the Bank (the "Committee") reviewed a Tennessee Banking Association 1998 survey of compensation levels for Chief Executive Officers of Middle Tennessee banks or bank holding companies with assets of $100-500 million and also reviewed compensation surveys conducted by other providers of peer group data. Decisions regarding compensation were made in view of these sources of information with the intent to compensate the Chief Executive Officer with an amount comparable to other financial institutions of similar size that are located in similar markets. In determining compensation levels, the Committee further reviewed: (1) the Bank and the Corporation's overall financial performance in 1997, considering in particular, asset quality and growth, net income, earnings per share and return on equity compared to the previous year, and (2) the Chief
Executive Officer's direct business contribution to the Bank.

     The 1998 Compensation levels for the remaining executive officers were based on similar criteria and considerations as well as the recommendations of the Chief Executive Officer to the Committee and the Board of Directors. In light of these criteria, the salary levels for Mr. Horne and Mr. Lamar increased in 1998.

     Executive Officers were eligible for, an received, a cash bonus as well under the Corporation's Bonus Program as determined by the Board of Directors based upon the Corporation's overall financial performance. The decision of the Committee and the Board of Directors to award bonuses was based upon Committee's and the Board of Directors' belief that the Corporation's financial performance was sound and consistent with the Corporation's past performance. No specific quantitative performance measure (of the Corporation, the Bank or any individual) was used to determine the amount of bonus awarded. Instead, bonuses for executive officers, including the CEO, were given in a manner similar to the bonuses granted to all full-time employees of the Bank or the Corporation, with the amount awarded being most closely tied to that employee's weekly salary.


The Board of Directors of First Pulaski National Corporation



                      COMPENSATION COMMITTEE INTERLOCKS
                      ---------------------------------
                          AND INSIDER PARTICIPATION
                          -------------------------

     During fiscal 1998, the Compensation and Nominations Committee of the Bank was comprised of Messrs. Bevill, Cardin and Murrey. None of these persons has at any time been an officer or employee of the Corporation or its subsidiary. In addition, there are no relationships among the Corporation's executive officers, members of the Compensation and Nominations Committee of the Bank or entities whose executives serve on the Board of Directors or the Compensation and Nominations Committee of the Bank that require disclosure under applicable SEC regulations.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
               -----------------------------------------------

     Set forth on the following page is a graph comparing the annual change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company's Independent Bank Index for the period of five years beginning December 31, 1993 and ending December 31, 1998.


     (A line graph displaying the contents of the table below will be included in the proxy statement which is mailed to our stockholders).


     The cumulative total return reflected in the graph assumes that the value of the investment in the Corporation's common stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ----------------------------------------------

     Robert M. Curry ("Mike Curry") served as Chairman of the Board and Chief Executive Officer of the Corporation and First National Bank of Pulaski
(the "Bank") throughout 1998 until August 11, 1998, when he resigned after the Bank discovered he had written unauthorized cashiers checks on the Bank and deposited them into another bank. The total of such unauthorized cashiers checks was $1,069,745.00. After receipt of fidelity bond proceeds, the loss to the Bank from Mr. Curry's actions was $208,000.00, for which amount he remains liable to the Bank. In addition, Mr. Curry had indebtedness individually or jointly with his wife which at October 27, 1998 was $68,681.92. On October 27, 1998, three creditors filed an involuntary bankruptcy petition against Mike
Curry. On December 14, 1998, the Bankruptcy Court entered an order for relief sustaining the involuntary petition and thereby placing Mike Curry in a Chapter 7 (liquidation) bankruptcy case.

     The following table summarizes the indebtedness of Mike Curry and members of his family, to the Bank. Each loan listed was issued as a promissory note to the party or parties listed.

                                  Table of Indebtedness of Mike Curry,
                                   and Members of His Family, to Bank


                                                                      ($) Amount Owed
as of 2/3/99

Borrower                Date Note       Amount          Interest          Principal         Accrued Interest      Late
                         Issued          ($)            Rate (%) (1)         Owed                  Owed          Charge
-----------------------------------------------------------------------------------------------------------------------
Mike Curry (2)           8/21/97      $16,500.00          9.5             $16,500.00             $970.98
                         6/30/98        9,424.11          9.5               8,520.84             332.66

Mike & Debbie Curry(2)   9/11/97       24,630.37          9.5              21,030.44             897.68           50.00
                        11/19/97       23,500.00          9.5              19,604.05             760.27           15.00

John T. Curry (3)        4/23/96       43,261.44      Prime' + 1.56                0             217.49
                          6/6/96       63,000.00      Prime' + 1.56        36,574.95           1,766.86          250.00
                         1/29/97      370,860.61      Prime' + 1.52       344,218.05          16,559.33          350.00
                         3/18/98        8,396.84      Prime' + 1.56         8,396.84             739.75

Carroll M. Curry (4)    12/29/95      380,458.64      Prime' + 1.53       332,086.24          17,087.42          100.00
                         3/15/96       44,238.44      Prime' + 1.56                0             188.34

                                                                      ($) Amount Owed as of 2/3/99

Borrower                Date Note       Amount          Interest          Principal         Accrued Interest      Late
                         Issued          ($)            Rate (%) (1)        Owed                  Owed           Charge
-----------------------------------------------------------------------------------------------------------------------
Carroll M. Curry (4)     6/6/96        63,000.00      Prime' + 1.56        36,446.85           1,831.00          100.00

John T. &
 Carroll M. Curry (5)   10/17/96      199,424.10      Prime' + 1.56       103,269.12           6,385.74
                         1/29/97      130,644.54      Prime' + 1.52                0           1,971.89
                         8/14/97      159,676.78      Prime' + 1.53                0           1,564.79
                        10/15/97      384,000.00      Prime' + 1.56       384,000.00          30,182.31
                        11/26/97       47,154.88      Prime' + 1.56        45,154.88           2,338.11
                          7/2/98      262,373.36      Prime' + 1.05       262,373.36          14,337.94
                         8/12/98      450,006.23          9.5             364,006.23          15,126.50

(C & C Partnership)(5)  10/30/97       55,231.00      Prime' + 1.00        55,231.00           2,620.76
                        12/16/97       79,598.96      Prime' + 1.53        79,598.96           4,995.36

(C & T Partnership)(5)  10/30/97      780,000.00      Prime' + 1.56       779,786.88          45,430.85



(1) Prime' means the prime rate as quoted in the New York Stock Exchange

(2) Amounts owed by Mike Curry, individually, and by Mike and Debbie
Curry, jointly, on promissory notes listed above are based upon Proof of Claims filed by the Bank with the Bankruptcy Court on January 29, 1999.

(3) John T. Curry ("Tim Curry"), brother of Mike Curry, through promissory notes listed, borrowed a total of $485,518.89 of which $8,396.84 was loaned after January 1, 1998.

(4) Carroll M. Curry ("Carroll Curry"), brother of Mike Curry, through the promissory notes listed, borrowed a total of $487,697.08, none of which was borrowed after January 1, 1998.

(5) In addition to the notes listed above for Tim and Carroll Curry in their individual capacities, the Bank made joint loans to Tim Curry and Carroll Curry as co-borrowers. Two of these loans were made to C & C
Partnership and one loan to C & T Partnership, of which Tim Curry and Carroll Curry were partners. The total indebtedness of Tim Curry and Carroll Curry jointly totals $2,548,109.85; of this amount $712,379.59 represents loans made after January 1, 1998.

     Johnnie M. Curry, mother of Mike Curry, guaranteed all debts of Tim Curry and Carroll Curry, individually, and in their capacities as partners of C & C Partnership and C & T Partnership by executing guarantees dated January 10, 1989, June 25, 1996, and June 1, 1997.

     Some of the Corporation's officers and directors are at present, as in the past, customers of the Bank, and some of the Corporation's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank. Except as set forth above, as such customers, they had transactions in the ordinary course of business in 1998 with the Bank, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present any other unfavorable features.


                           DIRECTOR COMPENSATION
                           ---------------------

     The directors of the Corporation are compensated at the rate of $300.00, for each Directors meeting attended. Those directors of the Corporation who serve on the Board of Directors of the First National Bank of Pulaski, Tennessee also serve on the Executive and Loan Committee for the Bank and are compensated at the rate of $300.00 per directors meeting and Executive and Loan Committee meeting. Additionally, directors who serve on the Audit Committee of First National Bank of Pulaski receive $150.00 per meeting. All other directors who serve on other committees for the Bank receive $100.00 per meeting. Inside directors (Bank employees) only receive director fees for regular Board of Director meetings and Executive and Loan Committee meetings.


                              PROPOSAL NO. 2
                              --------------
                  RATIFICATION OF SELECTION OF AUDITORS
                  -------------------------------------

     The Corporation has appointed, subject to the ratification of the shareholders, the firm of Putman and Hancock, Certified Public Accountants, of Fayetteville, Tennessee, as the independent audit firm of the Corporation for the year ending December 31, 1999. James M. Putman and his associates, have been the Corporation's auditors since 1981 and the Board of Directors considers the firm of Putman and Hancock to be well qualified. A representative of Putman and Hancock is expected to attend the shareholder's meeting and to have the opportunity to make a statement and/or respond to appropriate questions from shareholders.

     Putman and Hancock in 1998 provided the following audit services: examination of financial statements of the Corporation, its subsidiaries and related entities, including those in the Annual Report to Sharehold-ers and in reports filed with the Securities and Exchange Commission and others and limited reviews of the Corporation's interim financial state-ments.

     The management of the Corporation recommends a vote FOR ratification of the selection of Putman and Hancock, Certified Public Accountants, as the Corporation's independent audit firm. Proxies solicited by management will be so voted unless shareholders specify a contrary choice in their proxies.

                           SHAREHOLDERS' PROPOSALS
                           -----------------------

     In order for any proposals by shareholders to be included in the 1999 proxy materials and to be considered at the 2000 annual meeting, all such proposals intended for presentation at the 2000 annual meeting must be mailed to Harold Bass, Acting Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478, and must be received no later than November 25, 1999.

     Proposals should be sent to the Corporation by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.


                         ANNUAL REPORT AND FORM 10-K
                         ---------------------------

     The annual report of the Corporation to its shareholders for the calendar year 1998 is being delivered with this proxy statement.

     Copies of the Corporation's Annual Report to the Securities and Exchange Commission (Form 10-K) will be mailed to Shareholders without charge, upon written request made to: Harold Bass, Acting
Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee, 38478.

                     FIRST PULASKI NATIONAL CORPORATION
                             PULASKI, TENNESSEE

         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 1999 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

                           PLEASE SIGN AND RETURN
                           ----------------------

     Know all men by these presents that I, the undersigned shareholder of the First Pulaski National Corporation, do hereby nominate, constitute and appoint Parmenas Cox, D. Clayton Lee and Harold Bass, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on March 22, 1999, at the annual meeting of its shareholders to be held at the First National Bank Building, 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 29, 1999, at 1:00 P.M., CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present as follows:

     (1) Election as Directors of the nineteen (19) persons listed below:

FOR   [  ]                         AGAINST  [  ]                 ABSTAIN  [  ]
all nominees listed except as      all nominees listed below
marked to the contrary below.  No
mark through will be indicated as
a vote for the named individual.

David E. Bagley             James T. Cox            D. Clayton Lee
Johnny Bevill               Parmenas Cox            Kenneth R. Lowry
James K. Blackburn, IV      Gregory G. Dugger       Beatrice J. McElroy
Wade Boggs                  Charles D. Haney        William A. McNairy
James H. Butler             Morris Ed Harwell       W. Harwell Murrey
Thomas L. Cardin            James Rand Hayes        Bill Yancey
Joyce F. Chaffin


     IF YOU DESIRE TO VOTE AGAINST ANY ONE OR ALL OF THE INDIVIDUALS LISTED ABOVE, SIMPLY STRIKE THROUGH HIS OR HER NAME.

     (2) Ratification of the selection of Putman and Hancock, Certified Public Accountants, for professional services for the current year:

[  ]  FOR               [   ] AGAINST         [  ]  ABSTAIN

     (3) Whatever other business may be brought before the meeting or any adjournment or adjournments thereof. Management at present knows of no other business to be presented at the meeting.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT UNLESS OTHERWISE INDICATED BELOW.

     TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AT
ANNUAL MEETING.   CHECK BLOCK.    [  ]

     The management recommends a vote of "FOR" each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

     IN WITNESS WHEREOF, I have hereunto set my hand this the _____ day of ________________________, 1999.

Number of shares:________

                                 _______________________________________

                                 _______________________________________
                                 Signature of Shareholder(s), including
                                 title when signing as attorney, executor administrator, trustee, guardian or corporate officer. All co-owners must sign.